UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                                                              ☒

Item 8.01.         Other Events.

At its Annual Meeting of Stockholders (the “Annual Meeting”) held on June 20, 2017, Blackstone Real Estate Income Trust, Inc. (the “Company”) announced that it had adjourned the Annual Meeting until July 11, 2017 solely for the purpose of permitting stockholders of record as of April 1, 2017 additional time to consider Proposal 3. Proposal 3 is the approval of an amendment and restatement of the Company’s charter to change the calculation of the cap from a per share basis to a per account basis with respect to total upfront selling commissions, dealer manager fees and stockholder servicing fees. The Company announced today that it has further postponed the Annual Meeting until July 26, 2017 for the same purpose.

The Annual Meeting will be held on July 26, 2017 at 8:30 a.m., Eastern Daylight Time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. Stockholders who have already submitted a proxy do not need to take any further action. Stockholders who have not yet submitted a proxy are encouraged to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: July 10, 2017
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Securities Counsel and Secretary